First Quarter 2005
Earnings Call

NASDAQ: CCBI

April 25, 2005

Regulation FD

This presentation may include forward-looking statements related to the plans, beliefs and goals of the Company, its subsidiaries, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in
California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; changes in the securities markets. The Company undertakes no obligation to revise or publicly release any revision to these forward-looking statements.

Highlights

Highlights

TIMCOR Acquisition

Acquisition completed on February 17, 2005.

$370.2 mm in exchange balances of which $355.6 mm was on
deposit at the Bank at March 31, 2005.

$183.1 mm in average exchange balances during the first
quarter of 2005.

$374,000 in 1031 exchange fee income since the close of the
acquisition.

Full impact expected in second quarter 2005 earnings.

Strong Earnings Performance

(1) AGR- Anuual Growth Rate 03/04 to 03/05

Profitability Ratios

(1) AGR- Anuual Growth Rate 03/04 to 03/05

Profitability Ratios

Profitability Ratios

Profitability Ratios

Profitability Ratios

Profitability Ratios

Balance Sheet Growth

Loan Originations Support
Balance Sheet Growth

Balance Sheet Growth

Loan Portfolio Mix

Asset Quality of Real Estate Loans

LTV and DCR of First Quarter 2005
Originations

Multi-family

Loan to Value

66.3%

Debt Coverage Ratio

1.25:1

Commercial RE

Loan to Value

59.7%

Debt Coverage Ratio

1.64:1

Values are weighted average ratios, at origination

Adjustable Rate Lender

12 MAT

Prime

6 mo CMT

6 mo Libor

3 mo Libor

1 mo Libor

Historical and Forecasted 12-MAT

12 MAT Calculation and Forecast Based upon Current Month Average of the 1yr CMT

Investment Securities

Changing Deposit Mix

Bank Deposit Composition

Capital Ratios

Capital Ratios

Bank Capital Ratio

Operating Performance

Operating Performance

Operating Performance

Operating Performance Ratios

Operating Performance Ratios

Earnings Performance

(1) AGR- Anuual Growth Rate 03/04 to 03/05

First Quarter 2005
Earnings Call

NASDAQ: CCBI

April 25, 2005